Exhibit 99.2
Tanger Factory Outlet Centers, Inc.

Supplemental Operating and Financial Data
June 30, 2022

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Notice

Beginning in the fourth quarter of 2021, the Company has revised the presentation of certain metrics to include the Company’s share of unconsolidated joint ventures, as detailed in the following pages. The Company believes that this presentation provides additional information on the impacts of the operating results of its unconsolidated joint ventures and improves comparability to other retail REITs. Prior period results have been revised to conform with the current period presentation.

For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2021.

This Supplemental Portfolio and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Summary Operating Metrics

	June 30,
	2022	2021
Outlet Centers in Operation at End of Period:
Consolidated	30	30
Partially owned - unconsolidated	6	6
Total Properties	36	36

Gross Leasable Area Open at End of Period (in thousands):
Consolidated	11,454	11,456
Partially owned - unconsolidated	2,113	2,113
Partially owned - pro-rata share of unconsolidated	1,056	1,056

Total Properties	13,567	13,569
Total Properties including pro rata share of unconsolidated JVs (1)	12,511	12,512

Ending Occupancy:
Consolidated properties	94.8%	93.0%
Partially owned - unconsolidated	96.0%	95.8%
Total Properties including pro rata share of unconsolidated JVs	94.9%	93.2%

Average Tenant Sales Per Square Foot (2) :
Consolidated properties	$448	$424
Partially owned - unconsolidated	$468	$421
Total Properties including pro rata share of unconsolidated JVs	$450	$423

Occupancy Cost Ratio (3)	8.5%	8.8%
(1)Amounts may not recalculate due to the effect of rounding.
(2)Sales per square foot are presented for the trailing twelve months ended June 30, 2022 and include stores that have been occupied a minimum of twelve months and are less than 20,000 square feet.
(3)Occupancy cost ratio represents annualized occupancy costs as of the end of the reporting period as a percentage of tenant sales for the trailing twelve-month period for consolidated properties and the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Geographic Diversification
As of June 30, 2022

Consolidated Properties

State	# of Centers	GLA	% of GLA
South Carolina	5	1,605,812	14%
New York	2	1,468,429	13%
Georgia	3	1,121,579	10%
Pennsylvania	3	999,442	9%
Texas	2	823,557	7%
Michigan	2	671,571	6%
Alabama	1	554,649	5%
Delaware	1	549,890	5%
New Jersey	1	487,718	4%
Tennessee	1	447,810	4%
North Carolina	2	423,771	3%
Arizona	1	410,753	3%
Florida	1	351,721	3%
Missouri	1	329,861	3%
Mississippi	1	324,801	3%
Louisiana	1	321,066	3%
Connecticut	1	311,229	3%
New Hampshire	1	250,558	2%
Total Consolidated Properties	30	11,454,217	100%

Unconsolidated Joint Venture Properties
	# of Centers	GLA	Ownership %
Charlotte, NC	1	398,698	50.00%
Ottawa, ON	1	357,209	50.00%
Columbus, OH	1	355,245	50.00%
Texas City, TX	1	352,705	50.00%
National Harbor, MD	1	341,156	50.00%
Cookstown, ON	1	307,883	50.00%
Total Unconsolidated Joint Venture Properties	6	2,112,896
Tanger’s Pro Rata Share of Unconsolidated Joint Venture Properties		1,056,448

Grand Total including pro rata share of unconsolidated JVs	36	12,510,665

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Property Summary - Occupancy at End of Each Period Shown

Location	Total GLA 6/30/22	% Occupied 6/30/22	% Occupied 3/31/22	% Occupied 6/30/21
Deer Park, NY	739,148	95.6%	95.3%	93.0%
Riverhead, NY	729,281	91.8%	92.2%	90.2%
Foley, AL	554,649	92.3%	92.1%	87.6%
Rehoboth Beach, DE	549,890	94.1%	93.2%	91.7%
Atlantic City, NJ	487,718	78.6%	80.1%	81.8%
San Marcos, TX	471,816	96.1%	93.5%	91.0%
Sevierville, TN	447,810	100.0%	98.3%	97.7%
Savannah, GA	429,089	99.5%	99.3%	96.1%
Myrtle Beach Hwy 501, SC	426,523	95.8%	96.0%	97.5%
Glendale, AZ (Westgate)	410,753	99.1%	97.8%	94.9%
Myrtle Beach Hwy 17, SC	404,710	100.0%	98.8%	100.0%
Charleston, SC	386,328	100.0%	97.6%	99.3%
Lancaster, PA	375,883	100.0%	98.9%	99.3%
Pittsburgh, PA	373,863	95.9%	92.9%	90.4%
Commerce, GA	371,408	99.5%	97.4%	92.8%
Grand Rapids, MI	357,133	88.7%	87.3%	88.3%
Fort Worth, TX	351,741	95.0%	97.8%	98.2%
Daytona Beach, FL	351,721	99.4%	99.1%	100.0%
Branson, MO	329,861	98.5%	98.1%	100.0%
Southaven, MS	324,801	98.8%	100.0%	98.5%
Locust Grove, GA	321,082	99.3%	98.0%	98.8%
Gonzales, LA	321,066	95.4%	94.1%	96.0%
Mebane, NC	319,762	96.9%	100.0%	100.0%
Howell, MI	314,438	78.6%	78.3%	73.9%
Mashantucket, CT (Foxwoods)	311,229	79.5%	78.7%	76.8%
Tilton, NH	250,558	88.4%	86.1%	80.2%
Hershey, PA	249,696	97.6%	96.2%	97.0%
Hilton Head II, SC	206,564	97.1%	100.0%	100.0%
Hilton Head I, SC	181,687	99.4%	99.4%	90.5%
Blowing Rock, NC	104,009	100.0%	89.8%	88.4%
Total Consolidated	11,454,217	94.8%	94.1%	93.0%
Charlotte, NC	398,698	98.9%	98.9%	97.3%
Ottawa, ON	357,209	95.4%	95.4%	94.9%
Columbus, OH	355,245	96.0%	95.8%	96.4%
Texas City, TX (Galveston/Houston)	352,705	95.1%	96.1%	94.6%
National Harbor, MD	341,156	100.0%	99.3%	99.3%
Cookstown, ON	307,883	89.8%	90.3%	91.9%
Total Unconsolidated	2,112,896	96.0%	96.1%	95.8%
Tanger’s pro rata share of unconsolidated JVs	1,056,448	96.0%	96.1%	95.8%

Grand Total including pro rata share of unconsolidated JVs	12,510,665	94.9%	94.3%	93.2%

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Portfolio Occupancy at the End of Each Period (1)

99%
98%
97%
96%
95%
94%
93%
92%
91%
90%
95%
94%
95%
94%
93%
92%
92%
93%
94%
6/22
3/22
12/21
09/21
06/21
03/21
12/20
09/20
06/20
Period Ending

(1) Includes the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Outlet Center Ranking as of June 30, 2022 (1)

Ranking (2)			12 Months SPSF	Period End Occupancy	Sq Ft (thousands)	% of Square Feet	% of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$589	97%	2,552	20%	29%
Centers 6 - 10			$497	96%	1,882	15%	17%
Centers 11 - 15			$454	98%	1,688	14%	13%
Centers 16 - 20			$402	96%	1,833	15%	14%
Centers 21 - 25			$361	89%	2,252	18%	13%
Centers 26 - 30			$308	92%	1,247	10%	5%

Ranking (2)			Cumulative 12 Months SPSF	Cumulative Period End Occupancy	Cumulative Sq Ft (thousands)	Cumulative % of Square Feet	Cumulative % of Portfolio NOI (3)
Consolidated Centers
Centers 1 - 5			$589	97%	2,552	20%	29%
Centers 1 - 10			$549	97%	4,434	35%	46%
Centers 1 - 15			$522	97%	6,122	49%	59%
Centers 1 - 20			$494	97%	7,955	64%	73%
Centers 1 - 25			$465	95%	10,207	82%	86%
Centers 1 - 30			$448	95%	11,454	92%	91%

Unconsolidated Centers at Pro Rata Share (4)			$468	96%	1,056	8%	9%
Total Centers at Pro Rata Share (5)			$450	95%	12,511	100%	100%

(1)	Centers are ranked by sales per square foot for the trailing twelve months ended June 30, 2022 and sales per square foot include stores that have been occupied for a minimum of twelve months and are less than 20,000 square feet.

(2)	Outlet centers included in each ranking group above are as follows (in alphabetical order):
	Centers 1 - 5:	Deer Park, NY	Glendale, AZ (Westgate)	Myrtle Beach Hwy 17, SC	Rehoboth Beach, DE	Sevierville, TN
	Centers 6 - 10:	Branson, MO	Hilton Head I, SC	Locust Grove, GA	Mebane, NC	Riverhead, NY
	Centers 11 - 15:	Charleston, SC	Fort Worth, TX	Hershey, PA	Lancaster, PA	Southaven, MS
	Centers 16 - 20:	Daytona Beach, FL	Gonzales, LA	Grand Rapids, MI	Pittsburgh, PA	Savannah, GA
	Centers 21 - 25:	Atlantic City, NJ	Foley, AL	Mashantucket, CT (Foxwoods)	Myrtle Beach Hwy 501, SC	San Marcos, TX
	Centers 26 - 30:	Blowing Rock, NC	Commerce, GA	Hilton Head II, SC	Howell, MI	Tilton, NH

(3)	Based on the Company’s forecast of 2022 Portfolio NOI (see non-GAAP definitions), excluding centers not yet stabilized (none). The Company’s forecast is based on management’s estimates as of June 30, 2022 and may be considered a forward-looking statement that is subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and real estate conditions. For a more detailed discussion of the factors that affect operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the three months ended June 30, 2022.

(4)	Includes outlet centers open 12 full calendar months presented on a gross basis (in alphabetical order):
	Unconsolidated:	Charlotte, NC	Columbus, OH	Cookstown, ON	National Harbor, MD	Ottawa, ON	Texas City, TX (Galveston/Houston)

(5)	Includes consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Amounts may not recalculate due to the effect of rounding.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Top 25 Tenants Based on Percentage of Total Annualized Base Rent
As of June 30, 2022 (1)

			At Pro Rata Share (2)
Tenant	Brands	# of Stores	GLA	% of Total GLA	% of Total Annualized Base Rent (3)
The Gap, Inc.	Gap, Banana Republic, Old Navy	101	969,046	7.7%	5.9%
SPARC Group	Aéropostale, Brooks Brothers, Eddie Bauer, Forever 21, Lucky Brands, Nautica, Reebok	103	566,752	4.5%	4.9%
Premium Apparel, LLC; The Talbots, Inc.	LOFT, Ann Taylor, Lane Bryant, Talbots	81	414,763	3.3%	4.1%
PVH Corp.	Tommy Hilfiger, Calvin Klein	49	333,140	2.7%	3.6%
Tapestry, Inc.	Coach, Kate Spade, Stuart Weitzman	58	257,502	2.1%	3.5%
Under Armour, Inc.	Under Armour, Under Armour Kids	35	270,007	2.2%	3.3%
American Eagle Outfitters, Inc.	American Eagle Outfitters, Aerie	51	316,595	2.5%	3.1%
Nike, Inc.	Nike, Converse, Hurley	40	409,482	3.3%	2.7%
Columbia Sportswear Company	Columbia Sportswear	28	198,567	1.6%	2.5%
Carter’s, Inc.	Carters, OshKosh B Gosh	49	193,904	1.5%	2.2%
Capri Holdings Limited	Michael Kors, Michael Kors Men’s	32	147,846	1.2%	2.2%
Signet Jewelers Limited	Kay Jewelers, Zales, Jared Vault	55	114,351	0.9%	2.0%
Ralph Lauren Corporation	Polo Ralph Lauren, Polo Children, Polo Ralph Lauren Big & Tall	38	391,204	3.1%	2.0%
Hanesbrands Inc.	Hanesbrands, Maidenform, Champion	36	173,742	1.4%	2.0%
Skechers USA, Inc.	Skechers	34	165,940	1.3%	2.0%
Rack Room Shoes, Inc.	Rack Room Shoes	28	199,032	1.6%	1.8%
Express Inc.	Express Factory	28	182,194	1.5%	1.8%
V. F. Corporation	The North Face, Vans, Timberland, Dickies, Work Authority	31	152,980	1.2%	1.8%
Chico’s, FAS Inc.	Chicos, White House/Black Market, Soma Intimates	40	108,845	0.9%	1.7%
H & M Hennes & Mauritz LP.	H&M	20	408,924	3.3%	1.7%
Luxottica Group S.p.A.	Sunglass Hut, Oakley, Lenscrafters	63	86,870	0.7%	1.7%
Adidas AG	Adidas	25	161,584	1.3%	1.7%
Levi Strauss & Co.	Levi's	32	121,667	1.0%	1.6%
Caleres Inc.	Famous Footwear, Allen Edmonds	31	163,737	1.3%	1.6%
Rue 21	Rue 21	20	117,359	0.9%	1.4%
Total of Top 25 tenants		1,108	6,626,033	53.0%	62.8%
(1)Excludes leases that have been entered into but which tenant has not yet taken possession, temporary leases and month-to-month leases. Includes all retail concepts of each tenant group; tenant groups are determined based on leasing relationships.
(2)Includes the Company’s pro rata share of unconsolidated joint ventures.
(3)Annualized base rent is defined as the minimum monthly payments due as of the end of the reporting period annualized, excluding periodic contractual fixed increases. Includes rents which are based on a percentage of sales in lieu of fixed contractual rents.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Lease Expirations as of June 30, 2022

Percentage of Total Gross Leasable Area (1)

Percentage of Total Annualized Base Rent (1)

(1) Includes the Company’s pro rata share of unconsolidated joint ventures.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Capital Expenditures for the Six Months Ended June 30, 2022 (in thousands)

	Consolidated Properties	Unconsolidated Joint Ventures at Pro Rata Share	Total at Pro Rata Share
Value-enhancing:
New center developments, first generation tenant allowances and expansions	$18,596	$41	$18,637
Other	2,533	48	2,581
Total new center developments and expansions	21,129	89	21,218

Recurring capital expenditures:
Second generation tenant allowances	3,160	140	3,300
Operational capital expenditures	6,625	446	7,071
Renovations	—	—	—
Total recurring capital expenditures	9,785	586	10,371

Total additions to rental property-accrual basis	$30,914	$675	$31,589

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Leasing Activity for the Trailing Twelve Months Ended June 30 - Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Rent Spread % (4)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2022	285	1,505	$30.67	4.1%	$4.24	3.77
2021	315	1,437	$26.34	(5.3)%	$4.50	2.73

Re-tenanted space
2022	45	174	$37.25	10.2%	$31.77	8.40
2021	45	181	$28.85	(4.5)%	$17.41	5.40

Renewed space
2022	240	1,332	$29.82	3.2%	$0.65	3.17
2021	270	1,256	$25.98	(5.4)%	$2.64	2.35
Refer to footnotes below the following table.

Leasing Activity for the Trailing Twelve Months Ended June 30 - Comparable and Non-Comparable Space for Executed Leases (1) (2)

	Leasing Transactions	Square Feet (in 000s)	New Initial Rent (psf) (3)	Tenant Allowance (psf) (5)	Average Initial Term (in years)

Total space
2022	345	1,720	$31.44	$13.07	4.32
2021	358	1,584	$26.26	$5.68	2.97
(1)For consolidated properties and domestic unconsolidated joint ventures at pro rata share owned as of the period-end date, except for leasing transactions, which are shown at 100%. Represents leases for new stores or renewals that were executed during the respective trailing 12-month periods and excludes license agreements, seasonal tenants, month-to-month leases and new developments.
(2)Comparable space excludes leases for space that was vacant for more than 12 months (non-comparable space).
(3)Represents average initial cash rent (base rent and common area maintenance (“CAM”)).
(4)Represents change in average initial and expiring cash rent (base rent and CAM).
(5)Includes other landlord costs.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

External Growth Pipeline Summary as of June 30, 2022

Project/Market	Projected Opening Date	Approx Size in Sq Ft (000s)	Est Total Net Cost (millions)	Cost to Date (millions)	Tanger Ownership Percentage	Est Future Tanger Capital Requirement (millions)	Projected Stabilized Yield

New Developments:
Nashville, TN	Fall 2023	290	$135 - $145	$18.3	100%	$116.7 - $126.7	7.0% - 7.5%

The Company’s estimates, projections and judgments with respect to projected opening date, approximate size, estimated total net cost, Tanger ownership percentage, estimated future Tanger capital requirement and projected stabilized yield for new development are subject to adjustment prior to and during the development process. There are risks inherent to real estate development, some of which are not under the direct control of the Company. Please refer to the Company’s filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for a discussion of these risks.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Consolidated Balance Sheets (dollars in thousands)

	June 30,	December 31,
	2022	2021
Assets
Rental property:
Land	$277,041	$268,269
Buildings, improvements and fixtures	2,537,507	2,532,489
Construction in progress	13,346	—
	2,827,894	2,800,758
Accumulated depreciation	(1,189,576)	(1,145,388)
Total rental property, net	1,638,318	1,655,370
Cash and cash equivalents	194,190	161,255
Investments in unconsolidated joint ventures	80,041	82,647
Deferred lease costs and other intangibles, net	67,482	73,720
Operating lease right-of-use assets	79,228	79,807
Prepaids and other assets	95,986	104,585
Total assets	$2,155,245	$2,157,384

Liabilities and Equity
Liabilities
Debt:
Senior, unsecured notes, net	$1,037,086	$1,036,181
Unsecured term loan, net	298,783	298,421
Mortgages payable, net	60,146	62,474
Unsecured lines of credit	—	—
Total debt	1,396,015	1,397,076
Accounts payable and accrued expenses	76,512	92,995
Operating lease liabilities	88,330	88,874
Other liabilities	81,813	78,650
Total liabilities	1,642,670	1,657,595
Commitments and contingencies
Equity
Tanger Factory Outlet Centers, Inc.:
Common shares, $0.01 par value, 300,000,000 shares authorized, 104,394,792 and 104,084,734 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1,044	1,041
Paid in capital	981,833	978,054
Accumulated distributions in excess of net income	(483,241)	(483,409)
Accumulated other comprehensive loss	(9,420)	(17,761)
Equity attributable to Tanger Factory Outlet Centers, Inc.	490,216	477,925
Equity attributable to noncontrolling interests:
Noncontrolling interests in Operating Partnership	22,359	21,864
Noncontrolling interests in other consolidated partnerships	—	—
Total equity	512,575	499,789
Total liabilities and equity	$2,155,245	$2,157,384

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Consolidated Statements of Operations (in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Rental revenues	$101,409	$96,824	$206,018	$194,291
Management, leasing and other services	1,436	1,359	2,963	2,731
Other revenues	2,993	3,090	5,725	4,945
Total revenues	105,838	101,273	214,706	201,967
Expenses:
Property operating	32,697	31,250	69,455	66,561
General and administrative	19,329	15,700	34,796	32,493
Depreciation and amortization	26,220	27,732	52,463	55,882
Total expenses	78,246	74,682	156,714	154,936
Other income (expense):
Interest expense	(11,576)	(13,338)	(23,210)	(27,700)
Loss on early extinguishment of debt	—	(14,039)	—	(14,039)
Other income (expense) (1)	2,576	654	2,759	(2,851)
Total other income (expense)	(9,000)	(26,723)	(20,451)	(44,590)
Income (loss) before equity in earnings of unconsolidated joint ventures	18,592	(132)	37,541	2,441
Equity in earnings of unconsolidated joint ventures	2,227	2,728	4,740	4,497
Net income	20,819	2,596	42,281	6,938
Noncontrolling interests in Operating Partnership	(914)	(118)	(1,858)	(327)
Noncontrolling interests in other consolidated partnerships	—	—	—	—
Net income attributable to Tanger Factory Outlet Centers, Inc.	19,905	2,478	40,423	6,611
Allocation of earnings to participating securities	(222)	(196)	(437)	(403)
Net income available to common shareholders of Tanger Factory Outlet Centers, Inc.	$19,683	$2,282	$39,986	$6,208

Basic earnings per common share:
Net income	$0.19	$0.02	$0.39	$0.06

Diluted earnings per common share:
Net income	$0.19	$0.02	$0.38	$0.06
(1)The three and six months ended June 30, 2022 includes a $2.4 million gain on the sale of the corporate aircraft. The six months ended June 30, 2021 includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Components of Rental Revenues (in thousands)

As a lessor, substantially all of our revenues are earned from arrangements that are within the scope of Accounting Standards Codification Topic 842 “Leases” (“ASC 842”). We utilized the practical expedient in ASU 2018-11 to account for lease and non-lease components as a single component which resulted in all of our revenues associated with leases being recorded as rental revenues on the consolidated statements of operations.

The table below provides details of the components included in consolidated rental revenues:

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Rental revenues:
Base rentals	$71,753	$67,996	$142,420	$134,671
Percentage rentals	3,841	4,026	7,512	6,017
Tenant expense reimbursements	25,458	26,051	53,155	55,044
Lease termination fees	35	127	2,631	800
Market rent adjustments	(45)	(145)	(128)	161
Straight-line rent adjustments	302	(478)	(1,035)	(1,521)
Uncollectible tenant revenues	65	(753)	1,463	(881)
Rental revenues	$101,409	$96,824	$206,018	$194,291

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Unconsolidated Joint Venture Information

The following table details certain information as of June 30, 2022, except for Net Operating Income (“NOI”) which is for the six months ended June 30, 2022, about various unconsolidated real estate joint ventures in which we have an ownership interest (dollars in millions):

Joint Venture	Center Location	Tanger’s Ownership %	Square Feet	Tanger’s Pro Rata Share of Total Assets	Tanger’s Pro Rata Share of NOI	Tanger’s Pro Rata Share of Debt (1)
Charlotte	Charlotte, NC	50.0%	398,698	$33.3	$3.5	$49.8
Columbus	Columbus, OH	50.0%	355,245	35.1	2.4	35.5
Galveston/Houston	Texas City, TX	50.0%	352,705	17.9	2.0	32.2
National Harbor	National Harbor, MD	50.0%	341,156	35.6	2.7	47.3
RioCan Canada (2)	Various	50.0%	665,092	79.9	2.7	—
Total			2,112,896	$201.8	$13.3	$164.8
(1)Net of debt origination costs and premiums.
(2)Includes a 307,883 square foot outlet center in Cookstown, Ontario; and a 357,209 square foot outlet center in Ottawa, Ontario.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Debt Outstanding Summary
As of June 30, 2022
(dollars in thousands)

	Total Debt Outstanding	Pro Rata Share of Debt	Stated Interest Rate	End of Period Effective Interest Rate(1)	Maturity Date (2)	Weighted Average Years to Maturity (2)
Consolidated Debt:
Unsecured debt:
Unsecured lines of credit (3)	$—	$—	LIBOR + 1.20%	3.0%	7/14/2026	4.0
2026 Senior unsecured notes	350,000	350,000	3.125%	3.2%	9/1/2026	4.2
2027 Senior unsecured notes	300,000	300,000	3.875%	3.9%	7/15/2027	5.0
2031 Senior unsecured notes	400,000	400,000	2.750%	2.9%	9/1/2031	9.2
Unsecured term loan	300,000	300,000	LIBOR(4) + 1.25%	1.8%	4/22/2024	1.8
Net debt discounts and debt origination costs	(14,131)	(14,131)
Total net unsecured debt	1,335,869	1,335,869		3.1%		5.3
Secured mortgage debt:
Atlantic City, NJ	19,369	19,369	6.44% - 7.65%	5.1%	12/15/2024 - 12/8/2026	3.5
Southaven, MS	40,144	40,144	LIBOR + 1.80%	3.6%	4/28/2023	0.8
Debt premium and debt origination costs	633	633
Total net secured mortgage debt	60,146	60,146		4.1%		1.7
Total consolidated debt	1,396,015	1,396,015		3.1%		5.2
Unconsolidated JV debt:
Charlotte	100,000	50,000	4.27%	4.3%	7/1/2028	6.0
Columbus	71,000	35,500	LIBOR + 1.85%	3.6%	11/28/2022	0.4
Galveston/Houston	64,500	32,250	LIBOR + 1.85%	3.6%	7/1/2023	1.0
National Harbor	95,000	47,500	4.63%	4.6%	1/5/2030	7.5
Debt origination costs	(963)	(482)
Total unconsolidated JV net debt	329,537	164,768		4.1%		4.3
Total	$1,725,552	$1,560,783		3.2%		5.1
(1)The effective interest rate includes the impact of discounts and premiums, mark-to-market adjustments for mortgages assumed in conjunction with property acquisitions and interest rate swap agreements, as applicable.
(2)Includes applicable extensions available at our option.
(3)The Company has unsecured lines of credit that provide for borrowings of up to $520.0 million, including a $20.0 million liquidity line and a $500.0 million syndicated line. A 25 basis point facility fee is due annually on the entire committed amount of each facility. In certain circumstances, total line capacity may be increased to $1.2 billion through an accordion feature in the syndicated line.
(4)If LIBOR is less than 0.25% per annum, the rate will be deemed to be 0.25% for any portion of the bank term loan not fixed with an interest rate swap. Currently the entire outstanding balance is fixed with interest rate swaps, as summarized on the following page.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Summary of Our Share of Fixed and Variable Rate Debt
As of June 30, 2022
(dollars in thousands)

	Total Debt %	Pro Rata Share of Debt	End of Period Effective Interest Rate	Average Years to Maturity(1)

Consolidated:
Fixed (2)	97%	$1,355,903	3.1%	5.3
Variable	3%	40,112	3.6%	0.8
	100%	1,396,015	3.1%	5.2
Unconsolidated Joint ventures:
Fixed	59%	$97,123	4.4%	6.7
Variable	41%	67,645	3.6%	0.7
	100%	164,768	4.1%	4.3
Total:
Fixed	93%	$1,453,026	3.2%	5.4
Variable	7%	107,757	3.6%	0.7
Total share of debt	100%	$1,560,783	3.2%	5.1
(1)Includes applicable extensions available at our option.
(2)The effective interest rate includes interest rate swap agreements that fix the base LIBOR rate at a weighted average of 0.5% on notional amounts aggregating $300.0 million as follows:

Effective Date	Maturity Date	Notional Amount	Bank Pay Rate		Company Fixed Pay Rate
Interest rate swaps:
July 1, 2019	February 1, 2024	$25,000	1	month LIBOR	1.75%
January 1, 2021	February 1, 2024	150,000	1	month LIBOR	0.60%
January 1, 2021	February 1, 2024	100,000	1	month LIBOR	0.22%
March 1, 2021	February 1, 2024	25,000	1	month LIBOR	0.24%
Total		$300,000

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Future Scheduled Principal Payments (dollars in thousands) (1)
As of June 30, 2022

Year	Tanger Consolidated Payments	Tanger’s Pro Rata Share of Unconsolidated JV Payments	Total Scheduled Payments
2022	$2,260	$35,500	$37,760
2023	44,917	33,281	78,198
2024	305,130	1,636	306,766
2025	1,501	1,710	3,211
2026	355,705	1,788	357,493
2027	300,000	1,869	301,869
2028	—	46,944	46,944
2029	—	984	984
2030	—	41,538	41,538
2031 & thereafter	400,000	—	400,000
	$1,409,513	$165,250	$1,574,763
Net debt discounts and debt origination costs	(13,498)	(482)	(13,980)
	$1,396,015	$164,768	$1,560,783
(1)Includes applicable extensions available at our option.

Senior Unsecured Notes Financial Covenants (1)
As of June 30, 2022

	Required	Actual
Total Consolidated Debt to Adjusted Total Assets	< 60%	41%
Total Secured Debt to Adjusted Total Assets	< 40%	2%
Total Unencumbered Assets to Unsecured Debt	> 150%	236%
Consolidated Income Available for Debt Service to Annual Debt Service Charge	> 1.5 x	5.7	x
(1)For a complete listing of all debt covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Unsecured Lines of Credit & Term Loan Financial Covenants (1)
As of June 30, 2022

	Required	Actual
Total Liabilities to Total Adjusted Asset Value	< 60%	37%
Secured Indebtedness to Adjusted Unencumbered Asset Value	< 35%	5%
EBITDA to Fixed Charges	> 1.5 x	4.5	x
Total Unsecured Indebtedness to Adjusted Unencumbered Asset Value	< 60%	33%
Unencumbered Interest Coverage Ratio	> 1.5 x	5.5	x
(1)For a complete listing of all debt covenants related to the Company’s Unsecured Lines of Credit & Term Loan, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Enterprise Value, Net Debt, Liquidity, Debt Ratios and Credit Ratings - June 30, 2022
(in thousands, except per share data)

	Consolidated		Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Enterprise Value:
Market value:
Common shares outstanding	104,395			104,395
Exchangeable operating partnership units	4,762			4,762
Total shares (1)	109,156			109,156
Common share price	$14.22			$14.22
Total market value (1)	$1,552,203			$1,552,203

Debt:
Senior, unsecured notes	$1,050,000		$—	$1,050,000
Unsecured term loans	300,000		—	300,000
Mortgages payable	59,513		165,250	224,763
Unsecured lines of credit	—		—	—
Total principal debt	1,409,513		165,250	1,574,763
Less: Net debt discounts	(6,263)		—	(6,263)
Less: Debt origination costs	(7,235)		(482)	(7,717)
Total debt	1,396,015		164,768	1,560,783
Less: Cash and cash equivalents	(194,190)		(7,428)	(201,618)
Net debt	1,201,825		157,340	1,359,165
Total enterprise value	$2,754,028		$157,340	$2,911,368

Liquidity:
Cash and cash equivalents	$194,190		$7,428	$201,618
Unused capacity under unsecured lines of credit	520,000		—	520,000
Total liquidity	$714,190		$7,428	$721,618

Ratios (2):
Net debt to Adjusted EBITDA (3)(4)	5.0	x		5.3	x
Interest coverage ratio (4)(5)	5.0	x		4.7	x
(1)Amounts may not recalculate due to the effect of rounding.
(2)Ratios are presented for the trailing twelve-month period.
(3)Net debt to Adjusted EBITDA represents net debt for the respective portfolio divided by Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share).
(4)Net debt, Adjusted EBITDA and Adjusted EBITDAre are non-GAAP measures. Refer to pages 29-30 for reconciliations of net income to Adjusted EBITDA and Adjusted EBITDAre and page 31 for a reconciliation of total debt to net debt.
(5)Interest coverage ratio represents Adjusted EBITDA (consolidated) or Adjusted EBITDAre (total at pro rata share) divided by interest expense.
.

Credit Ratings:
Agency	Rating	Outlook	Latest Action
Moody’s Investors Services	Baa3	Stable	April 14, 2021
Standard & Poor’s Ratings Services	BBB-	Stable	February 19, 2021

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

NON-GAAP SUPPLEMENTAL MEASURES

Funds From Operations

Funds From Operations (“FFO”) is a widely used measure of the operating performance for real estate companies that supplements net income (loss) determined in accordance with generally accepted accounting principles in the United States (“GAAP”). We determine FFO based on the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”), of which we are a member. In December 2018, NAREIT issued “NAREIT Funds From Operations White Paper - 2018 Restatement” which clarifies, where necessary, existing guidance and consolidates alerts and policy bulletins into a single document for ease of use. NAREIT defines FFO as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains or losses from sales of certain real estate assets, (iii) gains and losses from change in control, (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and (v) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect FFO on the same basis.

FFO is intended to exclude historical cost depreciation of real estate as required by GAAP which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization of real estate assets, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income (loss).

We present FFO because we consider it an important supplemental measure of our operating performance. In addition, a portion of cash bonus compensation to certain members of management is based on our FFO or Core FFO, which is described in the section below. We believe it is useful for investors to have enhanced transparency into how we evaluate our performance and that of our management. In addition, FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. We believe that FFO payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FFO, is useful to investors because it facilitates the comparison of dividend coverage between REITs. NAREIT has encouraged its member companies to report their FFO as a supplemental, industry-wide standard measure of REIT operating performance.

FFO has significant limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and FFO does not reflect any cash requirements for such replacements; and

•Other companies in our industry may calculate FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, FFO should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or our dividend paying capacity. We compensate for these limitations by relying primarily on our GAAP results and using FFO only as a supplemental measure.

Core FFO

If applicable, we present Core Funds from Operations (“Core FFO”) as a supplemental measure of our performance. We define Core FFO as FFO further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized in the table below, if applicable. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Core FFO you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Core FFO should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Core FFO because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we believe it is useful for investors to have enhanced transparency into how we evaluate management’s performance and the effectiveness of our business strategies. We use Core FFO when certain material, unplanned transactions occur as a factor in evaluating management’s performance and to evaluate the effectiveness of our business strategies, and may use Core FFO when determining incentive compensation.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Core FFO has limitations as an analytical tool. Some of these limitations are:

•Core FFO does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•Core FFO does not reflect changes in, or cash requirements for, our working capital needs;

•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Core FFO does not reflect any cash requirements for such replacements;

•Core FFO does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•Other companies in our industry may calculate Core FFO differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Core FFO should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Core FFO only as a supplemental measure.

Funds Available for Distribution

Funds Available for Distribution (“FAD”) is a non-GAAP financial measure that we define as FFO, excluding corporate depreciation, amortization of finance costs, amortization of net debt discount (premium), amortization of equity-based compensation, straight-line rent amounts, market rent amounts, second generation tenant allowances and lease incentives, recurring capital improvement expenditures, and our share of the items listed above for our unconsolidated joint ventures. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents regular distributions to common shareholders and unit holders of the Operating Partnership expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

We believe that net income (loss) is the most directly comparable GAAP financial measure to FAD. FAD does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Other companies in our industry may calculate FAD differently than we do, limiting its usefulness as a comparative measure.

Portfolio Net Operating Income and Same Center Net Operating Income

We present portfolio net operating income (“Portfolio NOI”) and same center net operating income (“Same Center NOI”) as supplemental measures of our operating performance. Portfolio NOI represents our property level net operating income which is defined as total operating revenues less property operating expenses and excludes termination fees and non-cash adjustments including straight-line rent, net above and below market rent amortization, impairment charges, loss on early extinguishment of debt and gains or losses on the sale of assets recognized during the periods presented. We define Same Center NOI as Portfolio NOI for the properties that were operational for the entire portion of both comparable reporting periods and which were not acquired, or subject to a material expansion or non-recurring event, such as a natural disaster, during the comparable reporting periods. We present Portfolio NOI and Same Center NOI on both a consolidated and total portfolio, including pro rata share of unconsolidated joint ventures, basis.

We believe Portfolio NOI and Same Center NOI are non-GAAP metrics used by industry analysts, investors and management to measure the operating performance of our properties because they provide performance measures directly related to the revenues and expenses involved in owning and operating real estate assets and provide a perspective not immediately apparent from net income (loss), FFO or Core FFO. Because Same Center NOI excludes properties developed, redeveloped, acquired and sold; as well as non-cash adjustments, gains or losses on the sale of outparcels and termination rents; it highlights operating trends such as occupancy levels, rental rates and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Portfolio NOI and Same Center NOI, and accordingly, our Portfolio NOI and Same Center NOI may not be comparable to other REITs.

Portfolio NOI and Same Center NOI should not be considered alternatives to net income (loss) or as an indicator of our financial performance since they do not reflect the entire operations of our portfolio, nor do they reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations. Because of these limitations, Portfolio NOI and Same Center NOI should not be viewed in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Portfolio NOI and Same Center NOI only as supplemental measures.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Adjusted EBITDA, EBITDAre and Adjusted EBITDAre

We present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) as adjusted for items described below (“Adjusted EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Adjusted EBITDAre, all non-GAAP measures, as supplemental measures of our operating performance. Each of these measures is defined as follows:
We define Adjusted EBITDA as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, joint venture properties, outparcels and other assets, impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate, compensation related to voluntary retirement plan and other executive severance, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on extinguishment of debt, net and other items that we do not consider indicative of the Company's ongoing operating performance.
We determine EBITDAre based on the definition set forth by NAREIT, which is defined as net income (loss) available to the Company’s common shareholders computed in accordance with GAAP before interest expense, income taxes (if applicable), depreciation and amortization, gains and losses on sale of operating properties, gains and losses on change of control and impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate and after adjustments to reflect our share of the EBITDAre of unconsolidated joint ventures.
Adjusted EBITDAre is defined as EBITDAre excluding gains and losses on extinguishment of debt, net, casualty gains and losses, compensation related to voluntary retirement plan and other executive severance, gain on sale of non-real estate asset, casualty gains and losses, gains and losses on sale of outparcels, and other items that that we do not consider indicative of the Company's ongoing operating performance.
We present Adjusted EBITDA, EBITDAre and Adjusted EBITDAre as we believe they are useful for investors, creditors and rating agencies as they provide additional performance measures that are independent of a Company’s existing capital structure to facilitate the evaluation and comparison of the Company’s operating performance to other REITs and provide a more consistent metric for comparing the operating performance of the Company’s real estate between periods.
Adjusted EBITDA, EBITDAre and Adjusted EBITDAre have significant limitations as analytical tools, including:
•They do not reflect our interest expense;

•They do not reflect gains or losses on sales of operating properties or impairment write-downs of depreciated property and of investment in unconsolidated joint ventures caused by a decrease in value of depreciated property in the affiliate;

•Adjusted EBITDA and Adjusted EBITDAre do not reflect gains and losses on extinguishment of debt and other items that may affect operations; and

•Other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA, EBITDAre and Adjusted EBITDAre should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA, EBITDAre and Adjusted EBITDAre only as supplemental measures.

Net Debt

We define Net Debt as Total Debt less Cash and Cash Equivalents and present this metric for both the consolidated portfolio and for the total portfolio, including the consolidated portfolio and the Company’s pro rata share of unconsolidated joint ventures. Net debt is a component of the Net debt to Adjusted EBITDA ratio, which is defined as Net debt for the respective portfolio divided by Adjusted EBITDA (consolidated portfolio) or Adjusted EBITDAre (total portfolio at pro rata share). We use the Net debt to Adjusted EBITDA and the Net debt to Adjusted EBITDAre ratios to evaluate the Company's leverage. We believe this measure is an important indicator of the Company's ability to service its long-term debt obligations.

Non-GAAP Pro Rata Balance Sheet and Income Statement Information

The pro rata balance sheet and pro rata income statement information is not, and is not intended to be, a presentation in accordance with GAAP. The pro rata balance sheet and pro rata income statement information reflect our proportionate economic ownership of each asset in our portfolio that we do not wholly own. These assets may be found in the table earlier in this report entitled, “Unconsolidated Joint Venture Information.” The amounts in the column labeled “Pro Rata Portion Unconsolidated Joint Ventures” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the column labeled “Pro Rata Portion Noncontrolling interests.”

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) quarterly, to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and vary depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on the legal ownership percentage shown in the table found earlier in this report entitled “Unconsolidated Joint Venture Information”.

We provide pro rata balance sheet and income statement information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro rata financial information has limitations as an analytical tool. Some of these limitations include:

•The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•Other companies in our industry may calculate their pro rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro rata balance sheet and income statement information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro rata balance sheet and income statement information only supplementally.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Reconciliation of Net Income to FFO and Core FFO (dollars and shares in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$20,819	$2,596	$42,281	$6,938
Adjusted for:
Depreciation and amortization of real estate assets - consolidated	25,615	27,185	51,276	54,739
Depreciation and amortization of real estate assets - unconsolidated joint ventures	2,791	2,913	5,545	5,909
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	—	3,704
FFO	49,225	32,694	99,102	71,290
Allocation of earnings to participating securities	(424)	(302)	(858)	(694)
FFO available to common shareholders (2)	$48,801	$32,392	$98,244	$70,596
As further adjusted for:
Compensation related to voluntary retirement plan and other executive severance (3)	2,447	—	2,447	2,418
Gain on sale of non-real estate asset (4)	(2,418)	—	(2,418)	—
Loss on early extinguishment of debt (5)	—	14,039	—	14,039
Impact of above adjustments to the allocation of earnings to participating securities	—	(106)	—	(128)
Core FFO available to common shareholders (2)	$48,830	$46,325	$98,273	$86,925
FFO available to common shareholders per share - diluted (2)	$0.45	$0.30	$0.90	$0.68
Core FFO available to common shareholders per share - diluted (2)	$0.45	$0.43	$0.90	$0.84

Weighted Average Shares:
Basic weighted average common shares	103,630	100,409	103,607	97,504
Effect of notional units	421	818	413	685
Effect of outstanding options	703	771	720	728
Diluted weighted average common shares (for earnings per share computations)	104,754	101,998	104,740	98,917
Exchangeable operating partnership units	4,762	4,795	4,762	4,795
Diluted weighted average common shares (for FFO per share computations) (2)	109,516	106,793	109,502	103,712
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.
(3)For the 2022 period, represents executive severance costs. For the 2021 period, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(4)Represents gain on sale of the corporate aircraft.
(5)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. The loss on extinguishment of debt includes a make-whole premium of $13.0 million.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Reconciliation of FFO to FAD (dollars and shares in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
FFO available to common shareholders	$48,801	$32,392	$98,244	$70,596
Adjusted for:
Corporate depreciation excluded above	605	547	1,187	1,143
Amortization of finance costs	782	1,494	1,541	2,667
Amortization of net debt discount	124	821	241	948
Amortization of equity-based compensation	4,251	2,763	6,959	6,608
Straight-line rent adjustments	(302)	478	1,035	1,521
Market rent adjustments	138	238	314	25
Second generation tenant allowances and lease incentives	(1,908)	(1,516)	(3,160)	(2,294)
Capital improvements	(5,216)	(2,686)	(6,625)	(3,642)
Adjustments from unconsolidated joint ventures	(265)	5	(38)	(538)
FAD available to common shareholders (1)	$47,010	$34,536	$99,698	$77,034
Dividends per share	$0.2000	$0.1775	$0.3825	$0.3550
FFO payout ratio	44%	59%	43%	52%
FAD payout ratio	47%	55%	42%	48%
Diluted weighted average common shares (1)	109,516	106,793	109,502	103,712
(1)Assumes the Class A common limited partnership units of the Operating Partnership held by the noncontrolling interests are exchanged for common shares of the Company. Each Class A common limited partnership unit is exchangeable for one of the Company’s common shares, subject to certain limitations to preserve the Company’s REIT status.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Reconciliation of Net Income to Portfolio NOI and Same Center NOI for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$20,819	$2,596	$42,281	$6,938
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(2,227)	(2,728)	(4,740)	(4,497)
Interest expense	11,576	13,338	23,210	27,700
Loss on early extinguishment of debt (1)	—	14,039	—	14,039
Other (income) expense	(2,576)	(654)	(2,759)	2,851
Depreciation and amortization	26,220	27,732	52,463	55,882
Other non-property (income) expenses	63	307	234	(93)
Corporate general and administrative expenses	19,328	15,746	34,813	32,517
Non-cash adjustments (2)	(157)	728	1,363	1,571
Lease termination fees	(35)	(127)	(2,631)	(800)
Portfolio NOI - Consolidated	73,011	70,977	144,234	136,108
Non-same center NOI - Consolidated	20	(1,562)	83	(1,645)
Same Center NOI - Consolidated (3)	$73,031	$69,415	$144,317	$134,463

Portfolio NOI - Consolidated	$73,011	$70,977	$144,234	$136,108
Pro rata share of unconsolidated joint ventures	6,804	6,871	13,707	12,952
Portfolio NOI - Total portfolio at pro rata share	79,815	77,848	157,941	149,060
Non-same center NOI - Total portfolio at pro rata share	20	(1,900)	83	(1,985)
Same Center NOI - Total portfolio at pro rata share (3)	$79,835	$75,948	$158,024	$147,075
(1)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. The loss on extinguishment of debt includes a make-whole premium of $13.0 million.
(2)Non-cash items include straight-line rent, above and below market rent amortization, straight-line rent expense on land leases and gains or losses on outparcel sales, as applicable.
(3)Sold outlet centers excluded from Same Center NOI:

Outlet centers sold:
Jeffersonville	January 2021	Consolidated
Saint-Sauveur, Quebec	March 2021	Unconsolidated JV

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Same Center NOI - total portfolio at pro rata share (in thousands)

	Three months ended			Six months ended
	June 30,		%	June 30,		%
	2022	2021	Change	2022	2021	Change
Same Center Revenues:
Base rentals	$78,233	$74,190	5.4%	$155,295	$146,469	6.0%
Percentage rentals	4,565	4,784	-4.6%	9,016	7,217	24.9%
Tenant expense reimbursement	28,996	29,568	-1.9%	60,186	62,055	-3.0%
Uncollectible tenant revenues	36	(524)	-106.9%	1,692	(864)	-295.8%
Rental revenues	111,830	108,018	3.5%	226,189	214,877	5.3%
Other revenues	3,417	3,589	-4.8%	6,481	5,877	10.3%
Total same center revenues	115,247	111,607	3.3%	232,670	220,754	5.4%
Same Center Expenses:
Property operating	35,384	35,626	-0.7%	74,565	73,596	1.3%
General and administrative	28	33	-15.2%	81	83	-2.4%
Total same center expenses	35,412	35,659	-0.7%	74,646	73,679	1.3%
Same Center NOI - Total portfolio at pro rata share	$79,835	$75,948	5.1%	$158,024	$147,075	7.4%

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Reconciliation of Net Income to Adjusted EBITDA (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income	$20,819	$2,596	$42,281	$6,938
Adjusted to exclude:
Interest expense	11,576	13,338	23,210	27,700
Depreciation and amortization	26,220	27,732	52,463	55,882
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	—	3,704
Compensation related to voluntary retirement plan and other executive severance (2)	2,447	—	2,447	2,418
Gain on sale of non-real estate asset (3)	(2,418)	—	(2,418)	—
Loss on early extinguishment of debt (4)	—	14,039	—	14,039
Adjusted EBITDA	$58,644	$57,705	$117,983	$110,681

	Twelve months ended
	June 30,	December 31,
	2022	2021
Net income	$44,901	$9,558
Adjusted to exclude:
Interest expense	48,376	52,866
Depreciation and amortization	106,589	110,008
Impairment charges - consolidated (5)	6,989	6,989
Loss on sale of joint venture property, including foreign currency effect (1)	—	3,704
Compensation related to voluntary retirement plan and other executive severance (2)	3,608	3,579
Gain on sale of non-real estate asset (3)	(2,418)	—
Casualty gain	(969)	(969)
Loss on early extinguishment of debt (4)	33,821	47,860
Adjusted EBITDA	$240,897	$233,595
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)For the 2022 period, represents executive severance costs. For the 2021 period, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(3)Represents gain on sale of the corporate aircraft.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023, for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.
(5)Includes $563,000 for the twelve months ended December 31, 2021 of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre (in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021

Net income	$20,819	$2,596	$42,281	$6,938
Adjusted to exclude:
Interest expense	11,576	13,338	23,210	27,700
Depreciation and amortization	26,220	27,732	52,463	55,882
Loss on sale of joint venture property, including foreign currency effect (1)	—	—	—	3,704
Pro rata share of interest expense - unconsolidated joint ventures	1,579	1,455	3,037	2,928
Pro rata share of depreciation and amortization - unconsolidated joint ventures	2,791	2,913	5,545	5,909
EBITDAre	$62,985	$48,034	$126,536	$103,061
Compensation related to voluntary retirement plan and other executive severance (2)	2,447	—	2,447	2,418
Gain on sale of non-real estate asset (3)	(2,418)	—	(2,418)	—
Loss on early extinguishment of debt (4)	—	14,039	—	14,039
Adjusted EBITDAre	$63,014	$62,073	$126,565	$119,518

	Twelve months ended
	June 30,	December 31,
	2022	2021
Net income	$44,901	$9,558
Adjusted to exclude:
Interest expense	48,376	52,866
Depreciation and amortization	106,589	110,008
Impairment charges - consolidated (5)	6,989	6,989
Loss on sale of joint venture property, including foreign currency effect (1)	—	3,704
Pro-rata share of interest expense - unconsolidated joint ventures	5,967	5,858
Pro-rata share of depreciation and amortization - unconsolidated joint ventures	11,254	11,618
EBITDAre	$224,076	$200,601
Compensation related to voluntary retirement plan and other executive severance (2)	3,608	3,579
Gain on sale of non-real estate asset (3)	(2,418)	—
Casualty gain	(969)	(969)
Loss on early extinguishment of debt (4)	33,821	47,860
Adjusted EBITDAre	$258,118	$251,071
(1)Includes a $3.6 million charge related to the foreign currency effect of the sale of the Saint-Sauveur, Quebec property by the RioCan joint venture in March 2021.
(2)For the 2022 period, represents executive severance costs. For the 2021 periods, includes compensation costs related to a voluntary retirement plan offer that required eligible participants to give notice of acceptance by December 1, 2020 for an effective retirement date of March 31, 2021 and other executive severance costs.
(3)Represents gain on sale of the corporate aircraft.
(4)In April 2021, the Company completed a partial redemption of $150.0 million aggregate principal amount of its $250.0 million 3.875% senior notes due December 2023 (the “2023 Notes”) for $163.0 million in cash. In September 2021, the Company completed a redemption of the remaining 2023 Notes, $100.0 million in aggregate principal amount outstanding, and all of its 3.750% senior notes due 2024, $250.0 million in aggregate principal outstanding, for $381.9 million in cash. The loss on extinguishment of debt includes make-whole premiums of $44.9 million for both of these redemptions.
(5)Includes $563,000 for the twelve months ended December 31, 2021 of impairment loss attributable to the right-of-use asset associated with the ground lease at the Mashantucket (Foxwoods), Connecticut outlet center.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Reconciliation of Total Debt to Net Debt for the consolidated portfolio and total portfolio at pro rata share (in thousands)

	June 30, 2022
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,396,015	$164,768	$1,560,783
Less: Cash and cash equivalents	(194,190)	(7,428)	(201,618)
Net debt	$1,201,825	$157,340	$1,359,165

	December 31, 2021
	Consolidated	Pro Rata Share of Unconsolidated JVs	Total at Pro Rata Share

Total debt	$1,397,076	$164,730	$1,561,806
Less: Cash and cash equivalents	(161,255)	(9,515)	(170,770)
Net debt	$1,235,821	$155,215	$1,391,036

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Non-GAAP Pro Rata Balance Sheet Information as of June 30, 2022 (in thousands)

Non-GAAP
Pro Rata Share of Unconsolidated Joint Ventures (1)
Assets
Rental property:
Land	$41,820
Buildings, improvements and fixtures	232,822
Construction in progress	115
274,757
Accumulated depreciation	(87,716)
Total rental property, net	187,041
Cash and cash equivalents	7,428
Deferred lease costs and other intangibles, net	1,595
Prepaids and other assets	5,734
Total assets	$201,798
Liabilities and Owners’ Equity
Liabilities
Mortgages payable, net	$164,768
Accounts payable and accruals	6,564
Total liabilities	171,332
Owners’ Equity	30,466
Total liabilities and owners’ equity	$201,798
(1)The carrying value of our investments in unconsolidated joint ventures as reported in our Consolidated Balance Sheet differs from our pro rata share of the net assets shown above due to adjustments to the book basis, including intercompany profits on sales of services that are capitalized by the unconsolidated joint ventures. The differences in basis totaled $3.3 million as of June 30, 2022 and are being amortized over the various useful lives of the related assets.

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Non-GAAP Pro Rata Statement of Operations Information for the six months ended June 30, 2022 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Revenues:
Rental revenues	$—	$21,235
Other revenues	—	518
Total revenues	—	21,753
Expense:
Property operating	—	8,369
General and administrative	—	66
Depreciation and amortization	—	5,545
Total expenses	—	13,980
Other income (expense):
Interest expense	—	(3,037)
Other income (expenses)	—	4
Total other income (expense)	—	(3,033)
Net income	$—	$4,740

The table below provides details of the components included in our share of rental revenues for the six months ended June 30, 2022 (in thousands)

	Non-GAAP Pro Rata Share
	Noncontrolling Interests	Unconsolidated Joint Ventures
Rental revenues:
Base rentals	$—	$12,852
Percentage rentals	—	1,504
Tenant expense reimbursements	—	7,027
Lease termination fees	—	50
Market rent adjustments	—	(8)
Straight-line rent adjustments	—	(430)
Uncollectible tenant revenues	—	240
Rental revenues	$—	$21,235

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022

Investor Information
Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, and prospective investors. Please address all inquiries to our Investor Relations Department.

Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:	(336) 834-6892
Fax:	(336) 297-0931
e-mail:	tangerir@tangeroutlets.com
Mail:	Tanger Factory Outlet Centers, Inc.
3200 Northline Avenue
Suite 360
Greensboro, NC 27408

Supplemental Operating and Financial Data for the
Quarter Ended 6/30/2022